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                                  EXHIBIT 21.1

Subsidiaries of the Registrant:

1.   StarBand Latin America (Holland) N.V., a Dutch corporation.

2.   Gilat to Home Florida, Inc. a Florida corporation.

3.   Gilat to Brazil Holdings Ltda, a Brazil corporation.

4.   Star Broadband Networks, Inc., a Delaware corporation.

5.   AutoNetworks, Inc., a Delaware corporation.

6.   LearningGate.com, a California corporation.

7.   ZapMe! Nova Scotia, a Nova Scotia corporation.




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